Designated Filer: Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:   NYFIX, Inc. (NYFX)
Date of Event Requiring Statement:    June 30, 2009

                                                                    Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.   Name:     Warburg Pincus IX LLC
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017

2.   Name:     Warburg Pincus Partners, LLC
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017

3.   Name:     Warburg Pincus LLC
     Address:  466 Lexington Avenue
               New York, NY 10017

4.   Name:     Warburg Pincus & Co.
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017

5.   Name:     Charles R. Kaye
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017

6.   Name:     Joseph P. Landy
     Address:  c/o Warburg Pincus LLC
               466 Lexington Avenue
               New York, NY 10017